Exhibit 32.1

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Lamar Advertising Company (“Lamar Advertising”) and Lamar Media Corp. (“Lamar Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar Advertising and Lamar Media for the nine months ended September 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar Advertising and Lamar Media.

Dated: November 6, 2014	By:	/s/ Sean E. Reilly

Sean E. Reilly
Chief Executive Officer, Lamar Advertising Company
Chief Executive Officer, Lamar Media Corp.

Dated: November 6, 2014	By:	/s/ Keith A. Istre

Keith A. Istre
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.